       COVER




                                             EXHIBIT 4.1







                      THE SCOTTS COMPANY
                 THE O.M. SCOTT & SONS COMPANY
                                                  Issuers

                              TO

                         CHEMICAL BANK
                                                  Trustee



                        ______________


                 FIRST SUPPLEMENTAL INDENTURE

                   Dated as of July 12, 1994

                              TO

                           INDENTURE

                   Dated as of June 1, 1994


                        ______________

               9 7/8% Senior Subordinated Notes
                      due August 1, 2004
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   FIRST SUPPLEMENTAL INDENTURE, dated as of July 12, 1994
between The Scotts Company, a corporation duly organized and existing under the laws of the State of Delaware (herein called "Scotts"), and The O.M. Scott & Sons Company, a corporation duly organized and existing under the laws of the State of Delaware (herein called "OMS"), as joint and several obligors (collectively, herein called the "Issuers"), each having its principal office at 14111 Scottslawn Road, Marysville, Ohio 43043, and Chemical Bank, a banking corporation duly organized and existing under the laws of the State of New York, as Trustee (herein called the "Trustee").


                    RECITALS OF THE ISSUERS

   The Issuers and the Trustee have executed and delivered an Indenture dated as of June 1, 1994, to provide for the issuance from time to time of the Issuer's Securities.

   Sections 201 and 301 of the Indenture provide for the form and terms of Securities of any series to be established pursuant to an indenture supplemental to the Indenture.

   All things necessary to make the Securities, when executed by the Issuers and authenticated and delivered hereunder and under the Indenture and duly issued by the Issuers and to make this First Supplemental Indenture a valid agreement of the Issuers, in accordance with their and its terms, have been done.

   NOW, THEREFORE, THIS INDENTURE WITNESSETH:

   For and in consideration of the premises and the purchase of the acquisition of the Securities by the Holders thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of the Securities of the series hereby established, as follows:


                          ARTICLE ONE

   Section 1.01.  Relation to the Indenture.  This First
Supplemental Indenture constitutes an integral part of the Indenture.

   Section 1.02.  Definitions and Other Provisions of General
Application.  For all purposes of this First Supplemental
Indenture unless otherwise specified herein:

     (a) all terms defined in the Indenture which are used and not otherwise defined herein shall have the meanings they are given in the Indenture; and

     (b)  the provisions of general application stated in
  Section 101 of the Indenture shall apply to this First Supplemental Indenture, except that the words "herein," "hereof" and "hereunder" and other words of similar import refer to this First Supplemental Indenture as a whole and not to the Indenture or any particular Article, Section or other subdivision of the Indenture or this First Supplemental Indenture.

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     (c)  The provisions of this First Supplemental Indenture
  shall be applicable only to the Notes except to the extent that another series of Securities shall specifically provide that such provisions shall also be applicable to such series.


                          ARTICLE TWO

   Section 2.01.  Title.

   There shall be a series of Securities designated the "9
7/8% Senior Subordinated Notes due August 1, 2004" (the
"Notes").

   Section 2.02.  Principal Amount.

   The aggregate principal amount of the Notes which may be authenticated and delivered under this First Supplemental Indenture shall not exceed $100,000,000 (except for Notes which may be authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Notes pursuant to Sections 304, 305, 306, 906, 1008 or 1107 of the Indenture).

   Section 2.03.  Maturity.

   The date on which the principal of the Notes shall be payable shall be August 1, 2004.

   Section 2.04.  Interest.

   The Notes shall bear interest at the rate of 9 7/8% per annum. Interest shall accrue from July 19, 1994 or from the most recent Interest Payment Date to which interest has been paid or provided for. Accrued interest shall be payable on each February 1 and August 1, commencing February 1, 1995, to the Persons in whose names the Notes are registered at the close of business on the preceding January 15 or July 15 ("Regular Record Dates"), as the case may be.

   Section 2.05.  Place of Payment.

   Initially, the Trustee will act as Paying Agent. The Place of Payment for the Notes shall be at the Corporate Trust Office of the Trustee, as Paying Agent, or such other office of the Paying Agent as the Paying Agent may reasonably request by notice to the Issuers and the Trustee (if the Paying Agent is not the Trustee).

   Section 2.06.  Redemption at the Option of the Issuers.

   The Notes shall be redeemable at the option of the Issuers as provided in the form of Note attached hereto as Exhibit A.

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   Section 2.07.  No Sinking Fund.

   The provisions of Article Twelve of the Indenture shall not apply to the Notes.

   Section 2.08.  Defeasance.

   The Notes shall be defeasible pursuant to Sections 1302 and 1303 of the Indenture.

   Section 2.09.  Form of Notes.

   The Notes shall be in the form attached hereto as Exhibit A. The Notes shall be issuable in the form of one of more Global Notes registered in the name of the nominee of the Depositary for the Global Notes. The Depositary for the Global Notes shall be The Depositary Trust Company. The form of legend to be borne by the Global Notes in lieu of that set forth in Section 204 shall be as provided in the form of Note attached hereto as Exhibit A.


                         ARTICLE THREE

   Section 3.01. Section 101 of the Indenture is amended to include therein the following provisions and amendments:

  (i)  After the definition of Holder:

     "'Incur' means, with respect to any Debt or other obligation of any Person, to create, issue, incur (by conversion, exchange or otherwise), assume, Guarantee or otherwise become liable in respect of such Debt or other obligation or the recording, as required pursuant to generally accepted accounting principles or otherwise, of any such Debt or other obligation on the balance sheet of such Person (and 'Incurrence', 'Incurred', 'Incurrable' and 'Incurring' shall have meanings correlative to the foregoing); provided, however, that a change in generally accepted accounting principles that results in an obligation of such Person that exists at such time becoming Debt shall not be deemed an Incurrence of such Debt."

  (ii)  After the definition of Issuer Request or Issuer
Order:

     "'Lien' means, with respect to any property or assets, any mortgage or deed of trust, pledge, hypothecation, assignment, deposit arrangement, security interest, lien, charge, easement (other than any easement not materially impairing usefulness or marketability), encumbrance, preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever on or with respect to such property or assets (including, without limitation, any conditional sale or other title retention agreement having substantially the same economic effect as any of the foregoing)."

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  (iii)  After the definition of Outstanding:

     "'pari passu', when used with respect to the ranking of any Debt of any Person in relation to other Debt of such Person, means that each such Debt (a) either (i) is not subordinated in right of payment to the same Debt of such Person or (ii) is subordinate in right of payment to the same Debt of such Person as is the other and is so subordinate to the same extent and (b) is not subordinate in right of payment to the other or to any Debt of such Person as to which the other is not so subordinate."

  (iv)  After the definition of Predecessor Security:

     "'Preferred Stock' of any Person means Capital Stock of such Person of any class or classes (however designated) that ranks prior, as to the payment of dividends or as to the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding up of such Person, to shares of Capital Stock of any other class of such Person."

   Section 3.02. Section 1009 is renumbered Section 1014 and amended by replacing the reference to "1009" in the last sentence thereof with "1014".

   Section 3.03. Section 1010 is renumbered Section 1015 and amended by replacing the reference to "1009" in the first sentence thereof with "1014".

   Section 3.04.  Sections 1009, 1010, 1011, 1012 and 1013 are
added, to read in their entirety as follows:

   "Section 1009.   Limitation on Debt and Preferred Stock of
                    Subsidiaries.

       The Issuers shall not permit any Subsidiary (other than, in the case of Scotts, OMS) of an Issuer to Incur or suffer to exist any Debt or issue any Preferred Stock except:

        (i) Debt or Preferred Stock outstanding on the date of issuance of the Notes after giving effect to the application of the proceeds of the Notes as described in Schedule A hereto;

       (ii) Debt consisting of a guarantee by Subsidiary of Senior Debt Incurred by the Issuer, including, but not limited to, the guarantees by Subsidiaries of the Issuers of Debt Incurred by the Issuers under the Bank
     Agreement;

      (iii) Debt Incurred or Preferred Stock issued to and held by an Issuer or a Wholly Owned Subsidiary of an Issuer; provided, however, that upon either (x) the transfer or other disposition by an Issuer or such Wholly Owned Subsidiary of any Debt so permitted to a Person other than an Issuer or another Wholly Owned
     Subsidiary of an Issuer or (y) the issuance

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     (other than directors' qualifying shares), sale, lease,
     transfer or other disposition of shares of Capital
     Stock (including by consolidation or merger) of such Wholly Owned Subsidiary to a Person other than an Issuer or another such Wholly Owned Subsidiary, the provisions of this clause (iii) of this Section 1009 shall no longer be applicable to such Debt and such Debt shall be deemed to have been Incurred at the time of such transfer or other disposition;

       (iv) Debt Incurred or Preferred Stock issued by a Person prior to the time (A) such Person became a Subsidiary of an Issuer, (B) such Person merges into or consolidates with a Subsidiary of an Issuer or (C) another Subsidiary of an Issuer merges into or consolidates with such Person (in a transaction in which such Person becomes a Subsidiary of an Issuer), which Debt or Preferred Stock was not Incurred or issued in anticipation of such transaction and was outstanding prior to such transaction;

        (v) Debt secured by a Lien on real or personal property which Debt (a) constitutes all or a part of the purchase price of such property or (b) is Incurred prior to, at the time of or within 270 days after the acquisition of such property for the purpose of financing all or any part of the purchase price thereof; provided, however, the Debt so secured does not exceed the purchase price of such property and such Lien does not extend to or cover any property other than such item of property and any improvements on such item;

       (vi) Debt or Preferred Stock which is exchanged for, or the proceeds of which are used to refinance or refund, any Debt or Preferred Stock permitted to be outstanding pursuant to clauses (iv) and (v) of this
     Section 1009 (or any extension or renewal thereof), in an aggregate principal amount, in the case of Debt, or liquidation preference, in the case of Preferred Stock, not to exceed the principal amount or liquidation preference of the Debt or Preferred Stock, respectively, so exchanged, refinanced or refunded plus the amount of any premium required to be paid in connection with such refinancing pursuant to the terms of the Debt or Preferred Stock so exchanged, refinanced or refunded or the amount of any premium reasonably determined by the Issuers as necessary to accomplish such refinancing by means of a tender offer or privately negotiated repurchase, plus the amount of expenses of the Issuers and the Subsidiary incurred in connection with such refinancing and provided such exchanging, refinancing or refunding Debt or Preferred Stock by its terms, or by the terms of any agreement or instrument pursuant to which such Debt or Preferred Stock is issued, (x) does not provide for payments of principal or liquidation value at the stated maturity of such Debt or Preferred Stock or by way of a sinking fund applicable to such Debt or Preferred Stock or by way of any mandatory redemption, defeasance, retirement or repurchase of such Debt or Preferred Stock by an Issuer or any Subsidiary of an Issuer (including any redemption, retirement or repurchase which is contingent

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     upon events or circumstances, but excluding any
     retirement required by virtue of acceleration of such Debt upon an event of default thereunder), in each case prior to the stated maturity of the Debt or Preferred Stock being refinanced or refunded and (y) does not permit redemption or other retirement (including pursuant to an offer to purchase made by an Issuer or a Subsidiary of an Issuer) of such Debt or Preferred Stock at the option of the holder thereof prior to the stated maturity of the Debt or Preferred Stock being refinanced or refunded, other than a redemption or other retirement at the option of the holder of such Debt or Preferred Stock (including pursuant to an offer to purchase made by an Issuer or a Subsidiary of an Issuer) which is conditioned upon the change of control of the Issuers pursuant to provisions substantially similar to those contained in Section 1008, and provided, further, that (a) such exchanging, refinancing or refunding debt shall be Incurred only by the Subsidiary that is the obligor with respect to the Debt or Preferred Stock being exchanged, refinanced or refunded, (b) in the case of any exchange, refinancing or refunding of Preferred Stock, such Preferred Stock is exchanged, refinanced or refunded with Preferred Stock and (c) any exchange, refinancing or refunding of Debt permitted to be outstanding pursuant to clause (v) of this Section 1009 shall consist of Debt secured by a Lien on the property securing the Debt being exchanged, refinanced or refunded, and no other property;

      (vii) Debt Incurred by any Subsidiary or Subsidiaries substantially all of the assets and operations of which are outside the United States (each, a "Foreign
     Subsidiary"), the proceeds of which are used to finance, or refinance from a third party, the working capital or capital expenditures of such Foreign
     Subsidiary; and

     (viii) Debt or Preferred Stock not otherwise permitted pursuant to clauses (i) through (vii) of this Section
     1009 which, together with any other Debt or Preferred
     Stock outstanding pursuant to this clause (viii) of this Section 1009, is in an aggregate amount not in excess of $5,000,000 at any time outstanding."

   "Section 1010. Limitations Concerning Distributions by
                  and Transfers from Subsidiaries.

       Each of the Issuers shall not, and shall not permit any Subsidiary to, suffer to exist any consensual encumbrance or restriction on the ability of any Subsidiary of an Issuer (other than, in the case of Scotts, OMS)

        (i) to pay directly or indirectly dividends or make any other distributions in respect of its Capital Stock or pay any Debt or other obligation owed to an Issuer or any other Subsidiary;

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

       (ii) to make loans or advances to an Issuer or any other Subsidiary; or

      (iii) to transfer any of its property or assets to an Issuer or any other Subsidiary.

       Notwithstanding the foregoing, the Issuers may, and may permit any Subsidiary to, suffer to exist any such encumbrance or restriction;

        (a) pursuant to any agreement in effect on the date of the Indenture (including the Bank Agreement) as described in Schedule B hereto,

        (b) pursuant to an agreement relating to any Debt
     Incurred by such Subsidiary prior to the date on which such Subsidiary was acquired by an Issuer and outstanding on such date and not Incurred in anticipation of becoming a Subsidiary,

        (c) pursuant to an agreement effecting a renewal, refunding or extension of Debt Incurred pursuant to an agreement referred to in clause (b) above; provided, however, that the provisions contained in such renewal, refunding or extension agreement relating to such encumbrance or restriction are no more restrictive in any material respect than the provisions contained in the agreement the subject thereof, as determined in good faith by the Board of Directors of Scotts and evidenced by a Board Resolution of Scotts, or

        (d) pursuant to customary encumbrances in any agreement relating to any Debt Incurred by a Foreign
     Subsidiary pursuant to the provisions of clause (vii) of Section 1009."

   "Section 1011.   Limitation on Liens Securing Pari Passu or
                    Subordinated Debt.

       Each of the Issuers shall not, and shall not permit any Subsidiary of an Issuer to, Incur or suffer to exist any Lien on or with respect to any property or assets now owned or hereafter acquired to secure any Debt which is pari passu or subordinated in right of payment to the Notes without making, or causing such Subsidiary to make, effective provision for securing the Notes (x) equally and ratably with such Debt as to such property for so long as such Debt will be so secured or (y) in the event such Debt is Debt of an Issuer which is subordinate in right of payment to the Notes, prior to such Debt as to such property for so long as such Debt will be so secured.

       The foregoing restrictions shall not apply to:  (i)
   Liens securing only the Notes; and (ii) Liens in favor of an Issuer."

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   "Section 1012.   Transactions with Affiliates and Related
                    Persons.

       Each of the Issuers shall not, and shall not permit any Subsidiary of an Issuer to, enter into any transaction (or series of related transactions) with an Affiliate or Related Person of an Issuer (other than an Issuer or a Wholly Owned Subsidiary of an Issuer), including any Investment, either directly or indirectly, unless such transaction is on terms no less favorable to such Issuer or such Subsidiary than those that could be obtained in a comparable arm's length transaction with an entity that is not an Affiliate or Related Person and is in the best interests of such Issuer or such Subsidiary. For any transaction that involves in excess of $100,000 but less than or equal to $1,000,000, the Chief Executive Officer of Scotts shall determine that the transaction satisfies the above criteria and shall evidence such a determination by a certificate filed with the Trustee. For any transaction that involves in excess of $1,000,000, a majority of the disinterested members of the Board of Directors shall determine that the transaction satisfies the above criteria and shall evidence such a determination by a Board Resolution filed with the Trustee. The foregoing requirements will not be applicable to (i) any issuance of securities, or other payments, awards or grants in cash, securities or otherwise pursuant to employment arrangements or employee stock option or ownership plans approved by the Board of Directors; (ii) directors' fees and expenses or (iii) loans or advances to employees in the ordinary course of business."

   "Section 1013.   Limitation on Certain Debt.

       Each of the Issuers shall not Incur any Debt which by its terms is both (i) subordinated in right of payment to any Senior Debt of such Issuer and (ii) senior in right of payment to the Notes."

   Section 3.05.  Clause (3) of Section 902 is amended by
replacing the references therein to "1010" to "1015".

   Section 3.06. Section 1303 is amended by replacing the references therein to "1010" to "1015".


                         ARTICLE FOUR

   Section 4.01. Supplemental Indenture. The Indenture, as supplemented and amended by this First Supplemental Indenture, is in all respects hereby adopted, ratified and confirmed.

   Section 4.02.  Counterparts.  This instrument may be
executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall constitute but one and the same instrument.

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   Section 4.03.  Governing Law.  This First Supplemental
Indenture and the Notes shall be governed by and construed in accordance with the law of the State of New York.

   Section 4.04. Trustee Responsibility. The recitals contained herein and in the Notes, except the Trustee's certificates of authentication, shall be taken as the statements of the Issuers, and neither the Trustee nor any Authenticating Agent assumes any responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Notes. Neither the Trustee nor any Authenticating Agent shall be accountable for the use or application by the Issuers of the Notes or the proceeds thereof. Subject to the provisions of
Section 601 of the Indenture the Trustee shall not be liable for any action taken, suffered or omitted by it in good faith and reasonably believed by it to be authorized or within the discretion or rights or powers conferred upon it by this First Supplemental Indenture.

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   IN WITNESS WHEREOF, the parties hereto have caused this
First Supplemental Indenture to be duly executed, and their respective corporate seals to be hereunto affixed and attested, all as of the day and year first above written.

                            THE SCOTTS COMPANY


                            By ____________________________
                                Title:

Attest:


____________________________
Title:

                            THE O.M. SCOTT & SONS COMPANY


                            By _____________________________
                                Title:
Attest:


____________________________
Title:

                            CHEMICAL BANK


                            By _____________________________
                                Title:
Attest:


____________________________
Title:

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STATE OF NEW YORK   )
                    )  ss.:
COUNTY OF NEW YORK  )

   On the .... day of ..........., ...., before me personally came ..........................., to me known, who, being by me duly sworn, did depose and say that he is
.................... of ................................., one
of the corporations described in and which executed the foregoing instrument; that he knows the seal of said corpo-ration; that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation; and that he signed his name thereto by like authority.



                ...............................................


STATE OF NEW YORK   )
                    )  ss.:
COUNTY OF NEW YORK  )

   On the .... day of ..........., ...., before me personally came ..........................., to me known, who, being by me duly sworn, did depose and say that he is
.................... of ................................., one
of the corporations described in and which executed the foregoing instrument; that he knows the seal of said corpo-ration; that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation; and that he signed his name thereto by like authority.


                ...............................................


STATE OF NEW YORK   )
                    )  ss.:
COUNTY OF NEW YORK  )

   On the .... day of ..........., ...., before me personally came ..........................., to me known, who, being by me duly sworn, did depose and say that he is
.................... of ................................., one
of the corporations described in and which executed the foregoing instrument; that he knows the seal of said corpo-ration; that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation; and that he signed his name thereto by like authority.


                ...............................................

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                                                      EXHIBIT A

                         FORM OF NOTE



  Unless this certificate is presented by an authorized representative of the Depository Trust Company, a New York corporation ("DTC"), to Issuer or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.


                      THE SCOTTS COMPANY
                 THE O.M. SCOTT & SONS COMPANY

      9 7/8% Senior Subordinated Notes due August 1, 2004

CUSIP No. 810187 AA 2
No. .........                                        $ ........

   The Scotts Company, a corporation duly organized and existing under the laws of the State of Delaware (herein called "Scotts", which term includes any successor Person under the Indenture hereinafter referred to), and The O.M. Scott & Sons Company, a corporation duly organized and existing under the laws of the State of Delaware (herein called "OMS", which term includes any successor Person under the Indenture hereinafter referred to), as joint and several obligors (collectively, herein called the "Issuers" ), for value received, hereby promise to pay to Cede & Co., or regis-tered assigns, the principal sum of
..................................... Dollars on August 1,
2004, and to pay interest thereon from July 19, 1994, or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semi-annually on February 1 and August 1 in each year, commencing February 1, 1995, at the rate of 9 7/8% per annum, until the principal hereof is paid or made available for payment, provided that any principal and premium, and any such instalment of interest, which is overdue shall bear interest at the rate of 10 7/8% per annum (to the extent that the payment of such interest shall be legally enforceable), from the dates such amounts are due until they are paid or made available for payment, and such interest shall be payable on demand. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be January 15 or July 15 (whether or not a

Business Day), as the case may be, next preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture.

   Payment of the principal of (and premium, if any) and any such interest on this Security will be made at the office or agency of the Issuers in the Borough of Manhattan, the City of New York, the State of New York maintained for such purpose or at any other office or agency maintained by the Issuers for such purpose, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that at the option of the Issuers payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register.

   Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

   Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

   IN WITNESS WHEREOF, each of the Issuers has caused this instrument to be duly executed under its corporate seal.

Dated:

                           THE SCOTTS COMPANY



                           By______________________________
                            Title:

Attest:


___________________________
Title:

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


                           THE O.M. SCOTT & SONS COMPANY



                           By_______________________________
                            Title:

Attest:


___________________________
Title:




                  FORM OF REVERSE OF SECURITY

   This Security is one of a duly authorized issue of securities of the Issuers (herein called the "Securities"), issued and to be issued in one or more series under an Indenture, dated as of June 1, 1994, as supplemented by the First Supplemental Indenture, dated as of July 12, 1994 (as so supplemented, herein called the "Indenture", which term shall have the meaning assigned to it in such instrument), between the Issuers and Chemical Bank, as Trustee (herein called the "Trustee", which term includes any successor trustee under the Indenture), and reference is hereby made to the Indenture for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Issuers, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Security is one of the series designated on the face hereof.

   The Securities of this series are subject to redemption upon not less than 30 nor more than 60 days' notice by mail, at any time on or after August 1, 1999 and prior to maturity, as a whole or in part in amounts of $1,000 or an integral multiple of $1,000, at the election of the Issuers, at the following Redemption Prices (expressed as percentages of the principal amount): If redeemed during the 12-month period beginning August 1 of the years indicated,

                                                                  Redemption
                                            Year                     Price

                                            1999                  104.9375%
                                            2000                  103.2917%

                                            2001                  101.6458%


and thereafter at a Redemption Price equal to 100% of the principal amount, together in the case of any such redemption with accrued interest to the Redemption Date, but interest installments whose Stated Maturity is on or prior to such Redemption Date will be payable to the Holders of such Securities, or one or more Predecessor Securities, of record at the close of business on the relevant Record Dates referred to on the face hereof, all as provided in the Indenture.

    In the event of redemption of this Security in part only, a new Security or Securities of this series and of like tenor for the unredeemed portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof.

    Upon the occurrence of a Change of Control, the Issuers will be required to make an Offer to Purchase all outstanding Securities at a purchase price equal to 101% of their principal amount plus accrued interest to the date of purchase.

    The indebtedness evidenced by this Security is, to the extent provided in the Indenture, subordinate and subject in right of payment to the prior payment in full of all Senior Debt, and this Security is issued subject to the provisions of the Indenture with respect thereto. Each Holder of this Security, by accepting the same, (a) agrees to and shall be bound by such provisions, (b) authorizes and directs the Trustee on his behalf to take such action as may be necessary or appropriate to effectuate the subordina-tion so provided and (c) appoints the Trustee his attorney-in-fact for any and all such purposes.

    The Indenture contains provisions for defeasance at any time of the entire indebtedness of this Security or certain restrictive covenants and Events of Default with respect to this Security, in each case upon compliance with certain conditions set forth in the Indenture.

    If an Event of Default with respect to Securities of this series shall occur and be continuing, the principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture.

    The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Issuers and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Issuers and the Trustee with the consent of the Holders of a majority in principal amount of the Securities at the time Outstanding of each series to be affected. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Issuers with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

    As provided in and subject to the provisions of the Indenture, the Holder of this Security shall not have the right to institute any proceeding with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the Securities of this series, the Holders of not less than 25% in principal amount of the Securities of this series at the time Outstanding shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and offered the Trustee reasonable indemnity, and the Trustee shall not have received from the Holders of a majority in principal amount of Securities of this series at the time Outstanding a direction inconsistent with such request, and shall have failed to institute any such proceeding, for 60 days after receipt of such notice, request and offer of indemnity. The foregoing shall not apply to any suit instituted by the Holder of this Security for the enforcement of any payment of principal hereof or any premium or interest hereon on or after the respective due dates expressed herein.

    No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Issuers, which is absolute and unconditional, to pay the principal of and any premium and interest on this Security at the times, place and rate, and in the coin or currency, herein prescribed.

    As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Security Register, upon surrender of this Security for registration of transfer at the office or agency of the Issuers in any place where the principal of and any premium and interest on this Security are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Issuers and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities of this series and of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

    The Securities of this series are issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series and of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.

    No service charge shall be made for any such registration of transfer or exchange, but the Issuers may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

    Prior to due presentment of this Security for registration of transfer, the Issuers, the Trustee and any agent of the Issuers or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Issuers, the Trustee nor any such agent shall be affected by notice to the contrary.

    All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

                        ____________________________


    This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.


                                  CHEMICAL BANK,
                                                                 As Trustee


                                          By_______________________________
                                                         Authorized Officer

                                                                 SCHEDULE A

            Debt or Preferred Stock outstanding on the date of issuance of the Notes after giving effect to the application of the proceeds of the Notes and excluding any Debt or Preferred Stock subject to the exclusions in clauses (ii), (iii), (v) and (vii) of Section 1009 consists of the following:

1. A capital lease of Scotts-Sierra Horticultural Products Company relating to premises situtate in Iron Run Industrial Park, Fogelsville, Lehigh County, Pennsylvania with a capital book value of approximately $0.4 million at April 2, 1994.

2.    A mortgage note and related obligations of Scotts-Sierra
      Horticultural Products Company relating to its Heerlen, Netherlands facility. The mortgage note is payable to an agency of the Netherlands government, is due in equal annual installments including interest, and is collateralized by land and a building with a net book value of approximately $1.2 million at December 16, 1993.

                                                                 SCHEDULE B


            Other than the Bank Agreement, and excluding agreements, if any, subject to the exclusions of subsection (d) of Section 1010, none.